EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2020-B18 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer prior to July 14, 2021, LNR Partners, LLC, as Special Servicer on and after July 14, 2021, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bellagio Hotel and Casino Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Southcenter Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Southcenter Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Southcenter Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Southcenter Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Southcenter Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Southcenter Mall Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers Buildings A, B & C Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers Buildings A, B & C Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers Buildings A, B & C Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers Buildings A, B & C Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Apollo Education Group HQ Campus Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Apollo Education Group HQ Campus Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Apollo Education Group HQ Campus Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apollo Education Group HQ Campus Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Apollo Education Group HQ Campus Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apollo Education Group HQ Campus Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kings Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Kings Plaza Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 711 Fifth Avenue Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Chase Center Tower I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Chase Center Tower I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Chase Center Tower I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Chase Center Tower I Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Chase Center Tower I Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Chase Center Tower II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Chase Center Tower II Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Chase Center Tower II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Chase Center Tower II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Chase Center Tower II Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the BX Industrial Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the BX Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the BX Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the BX Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the BX Industrial Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Agellan Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Agellan Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Agellan Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Agellan Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Agellan Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Agellan Portfolio Mortgage Loan on and after November 1, 2021.

Dated: March 16, 2022

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)